Exhibit 2.1

FORM OF SPECIMEN SHARE CERTIFICATE

STOCK CERTIFICATE No.	SHARES

ENERSIS CHILE S.A.

Tax identification No. (R.U.T.) [●]

Domiciled at Santa Rosa 76, Santiago

Limited Liability Stock Company

Registered in the Securities Registry under No. [●]

Company legally incorporated on [●], 2016, by public deed signed in the presence of Santiago [Chile] Notary Public [●]. The public deed was registered in the Santiago Commerce Registry in Folio [●], No. [●] of 2016 and published in the Diario Oficial on [●], 2016. Its incorporation was duly authorized by Resolution No. [●] of [●], 2016 issued by the Superintendence of Securities and Insurance.

Stock certificate issued on behalf of [name]

Tax identification (R.U.T.) or identity card No.

for [number of shares spelled out]

SHARES WITHOUT PAR VALUE, OF A SINGLE SERIES, COMPLETELY PAID UP AND

SUBJECT TO THE STIPULATIONS OF THE COMPANY’S BY-LAWS AND REGISTERED

IN THE REGISTRY OF SHAREHOLDERS UNDER No.

SANTIAGO, CHILE [date]

ENERSIS CHILE LOGO

Chairman of the Board	Chief Executive Officer